EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Zanett, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 and Form S-2 (No. 333-120524) of our report dated March 28, 2007, with respect to the consolidated financial statements and schedule of Zanett, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Amper, Politziner & Mattia, P.C.

New York, New York
     July 16, 2007